UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 14, 2011

TAKEDOWN ENTERTAINMENT INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54338	26-2801338
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

9107 Wilshire Blvd., Suite 450, Beverly Hills, CA	90210
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (310) 995-1070

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 7.01     Regulation FD Disclosure

On January 31, 2011 we announced that we had entered into a convertible loan agreement with Triumph Capital Inc. wherein Triumph Capital Inc. has agreed to loan our company up to US$1,000,000. The loan is convertible into shares of our common stock at a conversion price of 75% of the average closing bid prices for the ten trading days immediately preceding the conversion date. We had previously drawn down on $500,000 of the loan, and on April 14, 2011 have now drawn on the remaining $500,000 balance of the loan. This now totals the $1,000,000 in funds made available to us through the convertible loan agreement. The loan bears interest at 7.5% per annum and is due and payable five years from the applicable date of advancement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TAKEDOWN ENTERTAINMENT INC.

/s/ “Peter E. Wudy”
Peter E. Wudy
President and Director

Date: April 15, 2011